Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Number 333-167099, as amended by Post-Effective Amendment No. 1 filed June 30, 2010, on Form S-8 of UGI Corporation of our report dated June 24, 2024 appearing in the Annual Report on Form 11-K of the AmeriGas Propane, Inc. Savings Plan for the year ended December 31, 2023.

/s/ Crowe LLP
New York, New York
June 24, 2024